                               PCD Inc.
                          2 Technology Drive
                             Centennial Park
                      Peabody, Massachusetts  02169



                                        July 2, 1996

By EDGAR

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  PCD Inc.
          Registration Statement on Form S-8:  1992 Stock
          Option Plan

Ladies and Gentlemen:

     On behalf of PCD Inc. (the "Company"), I am hereby electronically filing pursuant to the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 (including exhibits) respecting the Company's 1992 Stock Option Plan.

     The filing fee has been transmitted in accordance with applicable regulations. If you have any questions or require additional information concerning the Registration Statement, please call me at (508) 532-8800.


                              Very truly yours,

                              /s/ Mary L. Mandarino
                              ---------------------

                              Mary L. Mandarino
                              Vice President, Finance
                              and Adminstration

Enclosures

cc:                           Thomas C. Chase, Esq.

                         Registration No. 333-1266

============================================================

            SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC  20549
                __________________________

                         FORM S-8

                  REGISTRATION STATEMENT
                           UNDER
                THE SECURITIES ACT OF 1933
                __________________________

                         PCD Inc.
  (Exact name of registrant as specified in its charter)

       Massachusetts                 04-2604950
       (State or other               (I.R.S. Employer
       jurisdiction                  Identification No)
       of incorporation
       or organization)

                    2 Technology Drive
                      Centennial Park
                  Peabody, MA  01960-7977
         (Address of principal executive offices)

                  1992 Stock Option Plan
                 (Full Title of the Plan)

                     Mary L. Mandarino
        Vice President, Finance and Administration
                         PCD Inc.
                    2 Technology Drive
                      Centennial Park
                  Peabody, MA  01960-7977
          (Name and Address of Agent for Service)

                      (508) 532-8800
   (Telephone Number, Including Area Code, of Agent for
                         Service)

             Copies of all communications to:

                   Thomas C. Chase, Esq.
         Hill & Barlow, a Professional Corporation
                  One International Place
                Boston, Massachusetts 02110
                      (617) 428-3000

              CALCULATION OF REGISTRATION FEE

Titles of  Amount     Proposed   Proposed      Amount of
Securities to be      Maximum    Maximum       Registration
to be      Registered Offering   Aggregate     Fee
Registered            Price      Offering
                      Per Share* Price*
- ------------------------------------------------------------

Common     927,200    $13.375    $12,401,300   $4,276.31
Stock
($.01 par
value)



 * Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 upon the basis of the average of the high and low prices of the registrant's Common Stock as reported in the consolidated reporting system of the Nasdaq National Market System on June 27, 1996.

                          PART II

    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3.  Incorporation of Documents by Reference.

      The following documents are incorporated by reference herein:
 (a) the Registration Statement on Form S-1 of PCD Inc. (the "Company") filed on February 12, 1996, as amended; (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996; and (c) the description of the Company's capital stock contained in its Registration
 Statement under Section 12(g) of the Securities Exchange Act of 1934 on Form 8-A, filed on February 12, 1996, including any amendment or report filed for the purpose of updating such description. All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such report or document.

      Item 4.  Description of Securities.

      Not applicable.

      Item 5.  Interests of Named Experts and Counsel.

      Certain legal matters relating to the shares of Common Stock, $0.01 par value, of the Company to be issued pursuant to the 1992 Stock Option Plan have been passed upon for the Company by Hill & Barlow, a Professional Corporation, One
 International Place, Boston, Massachusetts 02110.

      The financial statements incorporated in this registration statement by reference to the Registration Statement on Form S-1 of the Company filed on February 12, 1996 for the year ended December 31, 1995 have been incorporated here in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

      Item 6.  Indemnification of Directors and Officers.

      As permitted by the Massachusetts Business Corporation Law, the Company's Articles of Organization include provisions eliminating the personal liability of the Company's directors for monetary damages resulting from certain breaches in their fiduciary duty. These provisions do not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain distributions in violation of the Company's Articles of Organization, or authorized when the Company is insolvent or in rendered insolvent by the making of such distribution, (iv) for certain loans to any officer or director of the Company which are not repaid and which were not approved or ratified by a majority of disinterested directors, (v) for any transaction from which the director derived an improper personal benefit and (vi) for duties and obligations imposed on the Company's directors by federal securities laws. Additionally, the Company's Articles of Organization provide that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such person in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company.

      Item 7.  Exemption from Registration Claimed.

      Not applicable.

      Item 8.  Exhibits.

      See Exhibit Index.

      Item 9.  Undertakings.

      A.  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided, however, that paragraphs (1)(i) and
 (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
 Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
 Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that its meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on July 2, 1996.
                                    PCD INC.


                               By:    /s/ Mary L. Mandarino
                                    ---------------------------
                                    Mary L. Mandarino
                                    Vice President, Finance
                                    and Administration, and
                                    Chief Financial Officer

                     POWER OF ATTORNEY

      Each person whose signature appears below constitutes and appoints John L. Dwight, Jr., Mary L. Mandarino and Thomas
 C. Chase, and each of them singly, as his lawful attorneys with full power to them and each of them singly to sign for him in his name in the capacity indicated below this registration statement on Form S-8 (and any and all amendments thereto), hereby ratifying and confirming his signature as it may be signed by his said attorneys to this registration statement (and any and all amendments hereto).

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                Title               Date
- ---------                -----               ----

/s/ John L. Dwight, Jr.  Chairman of the     July 2, 1996
- -----------------------  Board, Chief
John L. Dwight, Jr.      Executive Officer
                         and Director
                         (Principal Executive
                         Officer)

/s/ Mary L. Mandarino    Vice President,     July 2, 1996
- ---------------------    Finance and
Mary L. Mandarino        Administration,
                         Chief Financial Officer
                         and Treasurer(Principal
                         Financial and Accounting
                         Officer)


/s/ Bruce E. Elmblad     Director            July 2, 1996
- --------------------
Bruce E. Elmblad


/s/ Harold F. Faught     Director            July 2, 1996
- --------------------
Harold F. Faught


/s/ C. Wayne Griffith    Director            July 2, 1996
- ---------------------
C. Wayne Griffith


/s/ Theodore C. York     Director            July 2, 1996
- --------------------
Theodore C. York

                       EXHIBIT INDEX

       Certain of the following exhibits (those marked with an asterisk) are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference. Inapplicable items have been omitted.

Exhibit   Title
- -------   -----

4.1       Restated Articles of Organization of
          the Company,as amended (incorporated
          by reference to Exhibit 3.2 to the
          Company's Registration Statement on
          Form S-1, File No. 333-1266, filed
          February 12, 1996).

4.2       By-Laws of the Company, as amended
          (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1, File No. 333-1266, filed
          February 12, 1996).

5.1 *     Opinion of Hill & Barlow, a Professional
          Corporation.

23.1 *    Consent of Hill & Barlow, a Professional
          Corporation(included in Exhibit 5.1).

23.2 *    Consent of Coopers & Lybrand L.L.P.
24.1 *    Power of Attorney (included above).

99.1      1992 Stock Option Plan (incorporated by
          reference to Exhibit 10.3 to the Company's
          Registration Statement on Form S-1,
          File No. 333-1266, filed February 12, 1996).




















                                                       EXHIBIT NO. 5.1
                       HILL & BARLOW
                  One International Place
               Boston, Massachusetts  02110
   Telephone (617) 428-3000 -- Facsimile (617) 428-3500

                      THOMAS C. CHASE
                Direct Line:  617-428-3536

                                   July 2, 1996

                         PCD Inc.
                    2 Technology Drive
                      Centennial Park
            Peabody, Massachusetts   01960-7977

Ladies and Gentlemen:

     We have acted as counsel for PCD Inc., a Massachusetts corporation (the "Company"), with respect to a proposed offering (the "Offering") of a maximum of 927,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), to eligible employees of the Company pursuant to the 1992 Stock Option Plan (the "Plan") which was adopted by the Board of Directors of the Company on January 30, 1992. We have assisted you in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") with respect to the Offering.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents, including the Plan, as we have considered relevant and necessary for the opinions hereinafter set forth.

     Based on the foregoing, we express the following opinions:

     1. The Common Stock has been duly authorized by all necessary corporate action of the Company.

     2.  The Plan has been duly adopted by the Company.

     3. The Common Stock, upon issuance and delivery against payment as provided in the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under "Item 5. Interests of Named Experts and Counsel." in the Registration Statement.

                      Very truly yours,

                      HILL & BARLOW,
                      A Professional Corporation

                      By:  /s/ Thomas C. Chase
                           -------------------
                           Thomas C. Chase,
                           a member of the firm

                                          EXHIBIT NO. 23.2

            CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated
January 29, 1996 on our audits of the financial statements and financial statement schedules of PCD Inc., which report is included in the Company's registration statement on Form
S-1 (File No. 333-1266). We also consent to the reference to our firm under the caption "Experts."

Boston, Massachusetts
June 28, 1996